EXHIBIT 99.1

AmpliTech Q2 Revenue Rose 55% to $1.0M Driven by Expanding Sales Efforts

and Growing Demand for its Low Noise Signal Amplifiers That Enhance Satellite,

Telecom (5G) and Other Communications; Quarter-End Cash & Securities of $28.7M

BOHEMIA, NY, August 16, 2021 - AmpliTech Group, Inc. (Nasdaq: AMPG), a designer, developer and manufacturer of state-of-the-art communications components for satellite communications, space, telecom (5G/6G) and defense markets, today reported financial results for its second quarter and first six months of 2021 (Q2’21 and 6M’21) and reviewed its growth outlook.

AmpliTech is a world leading developer of Low Noise Amplifier (LNA) components which increase the power of a radio signal while eliminating the distortion or “noise” that can degrade or destroy digital signals. AmpliTech believes its LNA technology can play a vital role enabling substantial performance and bandwidth improvements in satellite communications and in achieving gigabit data transmission speeds in next generation 5G networks.

Highlights

•	Q2’21 revenue rose 55% to $1,024,410 vs. $660,699 in Q2’20 and increased 117% vs. Q1’21.

•	AmpliTech’s order backlog as of August 16th was $2.45M in contractual hardware and engineering services anticipated for delivery over the next three-to-six months, versus $2.4M at the close of Q1’21.

•	Secured Follow-On LNA Order from Fortune 500 global defense and aerospace company with expected shipment in Q3’21.

•

Secured $0.5M in orders in July for custom LNAs to be used in ground stations for geosynchronous equatorial orbit (GEO), low earth orbit (LEO) and medium earth orbit (MEO) satellite systems. Shipments also anticipated in Q3’21.

First Six Months Highlights

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Completed a financial recapitalization and Nasdaq up-listing in the first half of 2021, yielding working capital of $29.8M as of June 30th. The capital is supporting expanded product development, sales and marketing and infrastructure investments while also providing the financial strength required to engage with global customer prospects previously outside AmpliTech’s reach.

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Paid off $1M in debt, secured $0.2M in SBA loan forgiveness, purchased $0.4M in scientific equipment to enhance product development and testing and made a strategic investment in its secure LNA chip development joint venture partner SN2N.

•

Achieved design wins for AmpliTech’s LNA product suite which reaffirm its industry leading performance, extreme durability, and low power (and heat) dissipation. AMPG LNA components power satellite constellations and cellular/IoT devices, and its super-cooled cryogenic LNA components deliver signal amplification performance required for quantum computing systems and deep space research.

•

Began development, product testing and design integration for LNA chipsets with hardware encryption to power un-hackable 5G networks that deliver increased data flow and security to enable expanded content and data distribution as well as IoT device adoption

•	Built out expanded sales and marketing team and structure targeting major OEMs as well as system integrators to substantially expand the Company’s addressable market.

•	Established an on-site testing laboratory to expedite new product development while reducing variable R&D costs and increasing quality control.

Fawad Maqbool, President, CTO, and CEO, said, “Our Q2 results reflect initial benefits of our significantly enhanced financial position and the gradual return of customer prospects to more normal planning and procurement activity for projects where our low noise amplifier solutions can deliver game-changing performance and ROI. Importantly, our financial recapitalization is allowing AmpliTech to engage for the first time with a range of very large customer prospects that were previously out of our reach.

“We are making strategic investments in product development, sales & marketing and personnel and infrastructure to better position AmpliTech for hyper-growth opportunities we see across several markets, including satellite communications, the build out of true 5G infrastructure, quantum computing and space exploration.

“To address this very large and diversified base of long-term opportunities, we are transferring our decades of experience and industry-leading signal amplification technology into semiconductor chip-based solutions targeted for launch mid-next year. We have had excellent customer interest in these next-generation LNA solutions which will offer performance enhancements, built in hardware security, a far smaller footprint and a lower price point – for a very compelling ROI for customers.

“The next several years are expected to see unprecedented growth in the demand for wireless connectivity to power the proliferation of devices and rapid expansion in bandwidth requirements from cloud computing, content streaming, Internet of Things (IoT) applications, autonomous vehicles, quantum computing and space exploration.

Outlook

“AmpliTech is positioning itself to be a key infrastructure provider to support satellite, 5G and other radio frequency communications infrastructure that will be scaling rapidly to address these growing needs. Given our substantially strengthened financial, product and industry position and the very favorable industry backdrop, we anticipate significant growth potential for our Company in the coming years.

“We expect our industry-leading product performance, new product offerings and growing end-market demand for cost effective digital bandwidth will drive substantial growth for AmpliTech for years to come. We are also working to identify potential tuck-in acquisitions of complementary businesses that can expand our customer capabilities, footprint and value-add.

“Our business development efforts are proceeding well, enabling a growing base of new customer dialogues that are progressing to custom designs as well as initial product testing. We anticipate generally improving market conditions over the balance of 2021, though with some potential for project delays related to the COVID-19 pandemic and its impact on customer activity, along with related supply chain challenges. Throughout, we will remain sharply focused on balancing our growth investments with our revenue ramp and margin profile in order to drive the business to positive cash flow and profitability.”

Q2’21 Results

Q2’21 revenue rose 55% to $1,024,410 vs. $660,699 in Q2’20 and increased 117% vs. Q1’21, reflecting the Company’s expanded sales efforts along with a return to more normal business conditions versus disruptions in customer activity related to the COVID-19 pandemic. AmpliTech was successful in rebuilding its order backlog during a strong period of product deliveries, yielding a current backlog of $2.45M which provides a solid outlook for the balance of the year.

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Gross profit rose 52.5% to $344,623 in Q2’21 compared to $225,988 in Q2’20, reflecting the increase in revenue and a relatively stable gross margin of 33.6% in Q2’21 compared to 34% in Q2’20.

Selling, general and administrative expense increased to $1,043,550 in Q2’21 from $442,457 in Q2’20 principally due to investments in expanded sales, marketing, R&D, management, administrative and public-company activities and personnel intended to support long term growth. Q2’21 also included approximately $116,000 in expenses related to the Company’s common stock offering in the period, offset by a Q2’21 $232,200 gain on the extinguishment of debt reflecting forgiveness of the Company’s PPP loan.

AmpliTech reported a Q2’21 net loss of ($472,695), or ($0.05) per share, compared to a net loss of ($243,268), or ($0.10) per share, in Q2’20. Weighted average shares outstanding increased to 8,863,517 in Q2’21, reflecting shares issued in the Company’s common stock offerings in the first half of 2021, compared to 2,476,816 shares outstanding in Q2’20. As of August 10, 2021, AmpliTech had 9,343,671 shares of common stock outstanding.

Balance Sheet

AmpliTech had working capital of $29.8M at the close of Q2’21, including cash, cash equivalents and marketable securities totaling $28.7M, reflecting proceeds from the Company’s public offerings in February and April 2021.

About AmpliTech Group, Inc. (www.AmpliTechinc.com)

AmpliTech Group, Inc. designs, develops, and manufactures state-of-the-art radio frequency (RF) components for global satellite communications, telecom (5G & IoT), space, defense, and quantum computing markets as well as systems and component design consulting services. AmpliTech has a 13+ year track record of developing high performance, custom solutions to meet the unique needs of some of the largest companies in the global industries we serve. We are proud of the unique skills, experience and dedication of our focused team which enables us to deliver superior solutions, faster time to market, competitive pricing and excellent customer satisfaction and repeat business.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements. These statements appear in several places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's ability to execute its business plan as anticipated; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements because of various factors. Other risks are identified and described in more detail in the “Risk Factors” section of the Company’s filings with the SEC, all of which are available on our website. We undertake no obligation to update, and we do not have a policy of updating or revising, these forward-looking statements, except as required by applicable law.

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Investor Contact

David Collins

Catalyst IR

AMPG@catalyst-ir.com or 212-924-9800

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AmpliTech Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For The Three Months Ended		For The Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020

Revenue	$1,024,410	$660,699	1,497,386	$1,416,647

Cost of goods sold	679,787	434,711	1,097,781	951,345

Gross Profit	344,623	225,988	399,605	465,302

Selling, general and administrative expense	1,043,550	442,457	1,952,105	981,018

Loss From Operations	(698,927)	(216,469)	(1,552,500)	(515,716)

Other Income (Expenses)
Gain on extinguishment of debt	232,200	-	232,200	-
Unrealized gain (loss) on investments	672	-	672	-
Interest expense, net	(6,640)	(26,799)	(32,998)	(50,513)
Total other income (expense)	226,232	(26,799)	199,874	(50,513)

Loss Before Income Taxes	(472,695)	(243,268)	(1,352,626)	(566,229)

Provision For Income Taxes	-	-	-	-

Net Loss	$(472,695)	$(243,268)	$(1,352,626)	$(566,229)

Net Loss Per Share;
Basic	$(0.05)	$(0.10)	$(0.19)	$(0.23)
Diluted	$(0.05)	$(0.10)	$(0.19)	$(0.23)

Weighted Average Shares Outstanding;
Basic	8,863,517	2,476,816	7,225,036	2,476,816
Diluted	8,863,517	2,476,816	7,225,036	2,476,816

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AmpliTech Group, Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2021	2020
Assets	(Unaudited)
Current Assets
Cash and cash equivalents	$27,624,397	$199,536
Accounts receivable, net	600,679	357,055
Marketable Securities	1,109,638	-
Inventories, net	806,224	517,338
Prepaid expenses	416,066	322,124
Total Current Assets	30,557,004	1,396,053

Property and equipment, net	673,026	289,251
Right of use operating lease assets	300,367	347,156
Intangible assets, net	611,856	632,209
Goodwill	120,136	120,136
Investment	150,000	-
Security deposits	26,707	26,707

Total Assets	$32,439,096	$2,811,512

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	352,478	$113,541
Customer deposits	128,080	15,300
Current portion of financing lease	32,877	32,084
Current portion of operating lease	86,997	87,930
Current portion of notes payable	135,456	205,592
Line of credit	-	200,000
Total Current Liabilities	735,888	654,447

Long Term Liabilities
Finance lease, net of current portion	34,520	51,159
Operating lease, net of current portion	222,218	267,050
Notes payable, net of current portion	269,424	1,398,574
Total Liabilities	1,262,050	2,371,230

Commitments and Contingencies	-	-

Stockholders' Equity
Series A convertible preferred stock, par value $0.001, 1,000,000 shares authorized, 0 issued and outstanding	-	-
Common Stock, par value $0.001, 500,000,000 shares authorized, 9,343,671 and 4,839,448 shares issued and outstanding, respectively	9,344	4,839
Additional paid-in capital	34,388,700	2,303,815
Accumulated deficit	(3,220,998)	(1,868,372)

Total Stockholders' Equity	31,177,046	440,282

Total Liabilities and
Stockholders' Equity	$32,439,096	$2,811,512

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